UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2009

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4©)

Item 9.01	Financial Statements and Exhibits

On May 8, 2009, Atlas Pipeline Partners, L.P. (the “Partnership”) filed a Current Report on Form 8-K reporting, pursuant to Item 2.01, the sale by the Partnership’s wholly-owned subsidiary, Atlas Pipeline Mid-Continent, LLC, of two subsidiary holding companies: Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC (collectively, the “NOARK Holding Companies”). Gross proceeds of the sale were $300 million, netting to $292 million in cash, after working capital adjustments of approximately $5.5 million and escrow of $2.5 million to be held until the Partnership delivers audited financial statements for the NOARK Holding Companies to the buyer. The NOARK Holding Companies own all of the equity interests of NOARK Pipeline System, Limited Partnership together with its subsidiaries, Ozark Gas Transmission, LLC and Ozark Gas Gathering, LLC, which owns the NOARK natural gas and interstate transmission system.

The unaudited pro forma condensed consolidated balance sheet of the Partnership as of March 31, 2009, and the related unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2009 and 2008 and the twelve months ended December 31, 2008, 2007 and 2006 and the related notes are attached to this report as Exhibit 99.1.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Partnership as of March 31, 2009, and the related unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2009 and 2008 and the twelve months ended December 31, 2008, 2007 and 2006 and the related notes are attached to this report as Exhibit 99.1.

(d)	Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2009	By:	/s/ Matthew A. Jones
Matthew A. Jones
Chief Financial Officer